 As filed with the Securities and Exchange Commission on September 23, 2010
Registration No. 333-159577

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON D.C. 20549
____________________________

POST-EFFECTIVE AMENDMENT #2
FORM S-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
_____________________________

Mountain Renewables, Inc.
(Name of small business issuer in its charter)

Nevada	3433	37-1563401
(State or other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

Mountain Renewables, Inc.
4320 Eagle Point Parkway, Suite A
Birmingham, AL 35242
 (Address and telephone number of principal executive offices and principal place of business)

Kenneth A. Flatt, Jr.
Mountain Renewables, Inc.
4320 Eagle Point Parkway, Suite A
Birmingham, AL 35242
(205) 453-9650
(Name, address and telephone number of agent for service)

APPROXIMATE DATE OF PROPOSED SALE TO THE PUBLIC:
No further sales after this Registration Statement becomes effective.

If any securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ________

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. _________

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. _________

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company ☒

Post-Effective Amendment #2
This amendment is being filed in order to correct an error in the Post-Effective Amendment filed on September 22, 2010 regarding the number of shares sold pursuant the prospectus which forms a part of this registration statement.

Notice:  The sole purpose of this post effective amendment to the registration statement is to terminate the registration of the securities covered by this registration statement upon the effective date of this Post Effective Amendment.  Upon information and belief, approximately 4,412,000 shares of registered common stock of the registrant were sold pursuant to the terms of this registration statement and the Prospectus which forms a part thereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in Birmingham, Alabama, on September 23, 2010.

Mountain Renewables, Inc.

By:	/s/ Kenneth A. Flatt, Jr.
Kenneth A. Flatt, Jr.
Chief Executive Officer, Director

By:	/s/ Deborah K. Flatt
Deborah K. Flatt
Chief Financial Officer, Principal Accounting Officer, Director

By:	/s/ Trevis M. Lyon
Trevis M. Lyon
Director